AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2006

                                                  REGISTRATION NO. 333-_________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                              PUBLICIS GROUPE S.A.
             (Exact name of registrant as specified in its charter)


       REPUBLIC OF FRANCE                                NOT APPLICABLE
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)


                         133, AVENUE DES CHAMPS-ELYSEES
                                   75008 PARIS
                                     FRANCE
          (Address of principal executive offices, including zip code)

                          -----------------------------

                   PUBLICIS GROUPE STOCK OPTION PLAN 2003-2005
                            (Full title of the plan)




                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 590-9100

                                   COPIES TO:

                             SAMI L. TOUTOUNJI, ESQ.
                            SHEARMAN & STERLING LLP
                         114, AVENUE DES CHAMPS-ELYSIES
                              75008 PARIS, FRANCE



 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
 Title of         Amount to be       Proposed     Proposed maximum   Amount of
securities       registered (1)      maximum         aggregate      registration
  to be                           offering price   offering price        fee
registered                          per share
--------------------------------------------------------------------------------
Ordinary Shares,   5,500,000 (2)    $31.39 (3)    $172,645,000 (3)    $18,473.02
nominal value
(euro)0.40 per
share
--------------------------------------------------------------------------------
(1) This registration statement on Form S-8 (this "REGISTRATION STATEMENT") shall also cover any additional ordinary shares, nominal value (euro) 0.40 per share ("ORDINARY SHARES"), of Publicis Groupe S.A. (the "Registrant") which become issuable under the Publicis Groupe Stock Option Plan 2003-2005 (the "Stock Option Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.
(2) Represents Ordinary Shares subject to outstanding awards under the Stock Option Plan.
(3)   Based on the weighted-average exercise price of the stock options of
      (euro)24.82 per share, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), as converted into U.S. dollars at the noon buying rate, as certified for customs purposes by the Federal Reserve Bank of New York, on June 8, 2006.




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


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE ANNUAL INFORMATION.*










------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.


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


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents previously filed with the Securities and Exchange Commission (the "SEC") by the Registrant are incorporated by reference in this Registration Statement:

                  (a) the Registrant's annual report on Form 20-F (No. 001-14736), as filed with the SEC on April 21, 2006 (the "Annual Report on Form 20-F"), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which contains audited financial statements for the Registrant's latest financial year for which such statements have been filed;

                  (b) the description of the Registrant's Ordinary Shares set forth in Item 10 in the Registrant's Annual Report on Form 20-F with the exception of the sections captioned "Material Contracts", "Exchange Controls", "Taxation", "Documents on Display", and "Enforceability Of Civil Liabilities Against Foreign Persons", including any amendment or report for the purpose of updating such description; and

                  (c) the Registrant's reports on Form 6-K (File No. 001-14736), as furnished to the SEC on February 8, 2006 and March 6, 2006 and May 4, 2006.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be a part hereof from the date of filing such documents. In addition, reports on Form 6-K deemed filed by the Registrant with the SEC shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date such documents are filed with the SEC.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  See attached exhibit list.

ITEM 9.  UNDERTAKINGS.

                  (a)  The Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales
                  are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                       (2) That, for the purpose of determining any liability
                  under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

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

                       (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on June 9, 2006.

                                             PUBLICIS GROUPE S.A.



                                             By: /s/ Maurice Levy
                                                --------------------------------
                                             Name:   Maurice Levy
                                             Title:  Chief Executive Officer
                                                     and Chairman of the
                                                     Management Board







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


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Maurice Levy and Jean-Michel Etienne his true and lawful attorney-in-fact and agent, and each of them acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments to this Registration Statement (including post-effective amendments) with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

                  Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated.

Signature                                 Title                         Date


/s/ Elisabeth Badinter
---------------------------     Chairperson of the Supervisory      June 9, 2006
Elisabeth Badinter              Board

/s/ Sophie Dulac
---------------------------     Vice-Chairperson of the             June 9, 2006
Sophie Dulac                    Supervisory Board

/s/ Monique Bercault
---------------------------     Member of the Supervisory           June 9, 2006
Monique Bercault                Board

/s/ Leone Meyer
---------------------------     Member of the Supervisory           June 9, 2006
Leone Meyer                     Board

/s/ Helene Ploix
---------------------------     Member of the Supervisory           June 9, 2006
Helene Ploix                    Board

/s/ Simon Badinter
---------------------------     Member of the Supervisory           June 9, 2006
Simon Badinter                  Board


---------------------------     Member of the Supervisory
Michel Cicurel                  Board

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

/s/ Michel David-Weill
---------------------------     Member of the Supervisory           June 9, 2006
Michel David-Weill              Board


---------------------------     Member of the Supervisory
Michel Halperin                 Board


---------------------------     Member of the Supervisory
Tateo Mataki                    Board

/s/ Yutaka Narita
---------------------------     Member of the Supervisory           June 9, 2006
Yutaka Narita                   Board

/s/ Felix George Rohatyn
---------------------------     Member of the Supervisory           June 9, 2006
Felix George Rohatyn            Board

/s/ Amaury de Seze
---------------------------     Member of the Supervisory           June 9, 2006
Amaury de Seze                  Board

/s/ Henri-Calixte Suaudeau
---------------------------     Member of the Supervisory           June 9, 2006
Henri-Calixte Suaudeau          Board

/s/ Gerard Worms
---------------------------     Member of the Supervisory           June 9, 2006
Gerard Worms                    Board

/s/ Maurice Levy
---------------------------     Principal Executive                 June 9, 2006
Maurice Levy                    Officer

/s/ Jean-Michel Etienne
---------------------------     Chief Financial Officer             June 9, 2006
Jean-Michel Etienne             and Chief Accounting
                                Officer


/s/ John Betley
---------------------------     Authorized Representative           June 9, 2006
John Betley                     in the U.S.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER           DESCRIPTION

4.1 Registrant's STATUTS (bylaws) (unofficial English translation) (incorporated by reference from Exhibit 1 to the Registrant's annual report on Form 20-F for the fiscal year ended December 31, 2001).

4.2*             Rules of the Publicis Groupe Stock Option Plan 2003-2005.

23.1*            Consent of Independent Auditor (Ernst & Young Audit).

23.2* Consent of Independent Auditors (Ernst & Young Audit and Mazars & Guerard, S.A.

24.1*            Powers of Attorney (included on the Signature Page).




---------------------------------
*        Filed herewith.



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